Exhibit 99.1

DXP Enterprises Reports First Quarter 2018 Results

  $285.9 million in sales, up 19.9 percent compared to Q1 2017, and a sequential increase of 7.6 percent
  GAAP diluted EPS of $0.24, up 41.5 percent compared to Q1 2017
  $17.9 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”)
  Net debt of $238.6 million with $12.6 million in cash on the balance sheet

HOUSTON--(BUSINESS WIRE)--May 8, 2018--DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2018. The following are results for the three months ended March 31, 2018, compared to the three months ended March 31, 2017. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

First Quarter 2018 financial highlights:

  Sales increased 19.9 percent to $285.9 million, compared to $238.5 million for the first quarter of 2017, and 7.6 percent compared to the fourth quarter of 2017.
  Earnings per diluted share for the first quarter was $0.24 based upon 18.7 million diluted shares, compared to $0.17 per share in the first quarter of 2017, based on 18.2 million diluted shares
  Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter was $17.9 million compared to $15.5 million for the first quarter of 2017, an increase of 15.5 percent. EBITDA as a percentage of sales was 6.3 percent and 6.5 percent, respectively, comparing the first quarter of 2018 versus 2017.

David R. Little, Chairman and CEO, remarked, “During the first quarter of 2018 we experienced broad-based demand improvement across our key end markets and regions. DXP’s first quarter 2018 sales were $285.9 million, or a 19.9 percent increase over the first quarter of 2017. DXP’s positive results demonstrate how we have strengthened our business organically and through acquisitions. Organic sales increased 15.4 percent and acquisitions added $10.6 million in sales. EBITDA grew 15.5 percent. During the first quarter, sales were $175.4 million for Service Centers, $67.6 million for Innovative Pumping Solutions and $42.9 million for Supply Chain Services. Business segment operating income increased 25.6 percent year-over-year and increased 9.6 percent sequentially. Total DXP operating profit and EPS both grew on a double-digit percentage basis versus the prior year, reflecting the positive pull through and operating leverage we expect to continue. Our customers and suppliers look to DXP to provide a broad portfolio of products, value-added services and leading supply chain solutions. Overall, we are very pleased with the progress DXP is making. I am confident in our team’s ability to be customer driven experts in MROP solutions and deliver value to our customer operations and supply chains in 2018 and beyond.”

Kent Yee, CFO, added, “Our first quarter sequential and year-over-year financial results were great to see. This is our fifth consecutive quarter of sequential sales increases. We announced the acquisition of Application Specialties, Inc., a leading provider of high tolerance and standard cutting tools, abrasives, coolants and machine shop supplies. We closed the ASI acquisition on January 1st and are excited to welcome the ASI team to DXP. Total debt outstanding as of March 31, 2018 was $251.3 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 3.4:1.0. We look forward to the momentum continuing and a positive fiscal year 2018.”

We will host a conference call regarding 2018 first quarter results on the Company’s website (www.dxpe.com) Tuesday, May 8, 2017 at 4 pm CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, Adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "--Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017

Sales	$285,936	$238,527
Cost of sales	209,491	174,012
Gross profit	76,445	64,515
Selling, general and administrative expenses	65,296	56,279
Operating income	11,149	8,236
Other income, net	(22)	(228)
Interest expense	5,041	3,653
Income before income taxes	6,130	4,811
Provision for income taxes	1,636	1,817
Net income	4,494	2,994
Less: Net loss attributable to non-controlling interest	(57)	(139)
Net income attributable to DXP Enterprises, Inc.	4,551	3,133
Preferred stock dividend	23	23
Net income attributable to common shareholders	$4,528	$3,110
Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.24	$0.17
Weighted average common shares and common equivalent shares outstanding	18,741	18,249

Business segment financial highlights:

  Service Centers’ revenue for the first quarter was $175.4 million, an increase of 17.9 percent year-over-year with a 9.0 percent operating income margin. Organic sales increased 10.8 percent year-over-year.
  Innovative Pumping Solutions’ revenue for the first quarter was $67.6 million, an increase of 37.9 percent year-over-year with a 9.4 percent operating income margin.
  Supply Chain Services’ revenue for the first quarter was $42.9 million, an increase of 5.3 percent year-over-year with a 9.4 percent operating margin.

SEGMENT DATA ($ thousands, unaudited)

	Sales by Segment Three Months Ended March 31,		Operating Income by Segment Three Months Ended March 31,
	2018	2017	2018	2017
Service Centers	$175,362	$148,713	$15,830	$13,340
Innovative Pumping Solutions	67,642	49,058	6,382	3,510
Supply Chain Services	42,932	40,756	4,054	4,058
Total DXP	$285,936	$238,527	$26,266	$20,908

Reconciliation of Operating Income for Reportable Segments ($ thousands, unaudited)

	Three Months Ended March 31,
	2018	2017
Operating income for reportable segments	$26,266	$20,908
Adjustment for:
Amortization of intangibles	4,358	4,316
Corporate expense	10,759	8,356
Total operating income	11,149	8,236
Interest expense	5,041	3,653
Other income, net	(22)	(228)
Income before income taxes	$6,130	$4,811

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of Adjusted EBITDA**, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP ($ thousands, unaudited).

	Three Months Ended March 31,		Three Months Ended December 31,
	2018	2017	2017

Income before income taxes	$6,130	$4,811	$4,138
Plus: interest expense	5,041	3,653	4,481
Plus: depreciation and amortization	6,714	7,015	7,188

EBITDA	$17,885	$15,479	$15,807

Plus: NCI before tax	57	224	(1)
Plus: Stock compensation expense	446	533	316

Adjusted EBITDA	$18,388	$16,236	$16,122

**Adjusted EBITDA – earnings before interest, taxes, depreciation and amortization

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED BALANCE SHEETS ($ thousands, except per share amounts)

	As of March 31, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash	$12,646	$22,047
Restricted Cash	399	3,532
Trade accounts receivable, net of allowances for doubtful accounts	168,176	167,272
Inventories	103,194	91,413
Costs and estimated profits in excess of billings on
uncompleted contracts	35,534	26,915
Prepaid expenses and other current assets	4,580	5,296
Federal income taxes recoverable	-	1,440
Total current assets	324,529	317,915
Property and equipment, net	52,257	53,337
Goodwill	194,074	187,591
Other intangible assets, net of accumulated amortization	80,037	78,525
Other long-term assets	1,707	1,715
Total assets	$652,605	$639,083
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,387	$3,381
Trade accounts payable	90,930	80,303
Accrued wages and benefits	14,411	18,483
Customer advances	2,718	2,189
Billings in excess of costs and estimated profits on uncompleted contracts	4,156	4,249
Other current liabilities	16,152	16,220
Total current liabilities	131,754	124,825
Long-term debt, less current maturities and unamortized debt issuance costs	238,217	238,643
Deferred income taxes	8,429	7,069
Total long-term liabilities	246,646	245,712

Equity:
Total DXP Enterprises, Inc. equity	273,914	267,979
Non-controlling interest	291	567
Total Equity	274,205	268,546
Total liabilities and equity	$652,605	$639,083

The following table is a reconciliation of Free Cash Flow***, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP ($ thousands, unaudited).

	Three Months Ended March 31,
	2018	2017

Net cash provided by operating activities	$(1,606)	$(2,190)
Less: purchase of equipment	791	601

Free Cash Flow	$(2,397)	$(2,791)

Plus: Outstanding Checks	17,130	-

Adjusted Free Cash Flow	$14,733	$(2,791)

***Outstanding Checks – Accounting rules require companies to net outstanding check balances against cash that is available. Prior to DXP’s Q3 refinancing, DXP did not have cash on its balance sheet with its primary lender to net the outstanding checks, thus they were included in the accounts payable balance.

CONTACT:
DXP Enterprises, Inc.
Kent Yee, 713-996-4700
Senior Vice President, CFO
www.dxpe.com